As filed with the Securities and Exchange Commission on January 11, 2010
Registration No.  333-148175

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO.1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 ORAMED PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	98-0376008 (I.R.S. Employer Identification No.)

Hi-Tech Park 2/5
Givat-Ram
PO Box 39098
Jerusalem 91390, Israel
Telephone: 972-2-566-0001
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

The Corporation Trust Company of Nevada
6100 Neil Road, Suite 500,
Reno, Nevada, U.S.A., 89511
Telephone: (800) 624-0909
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Eliezer M. Helfgott, Esq. Blank Rome LLP 405 Lexington Avenue New York, NY 10174 Telephone: (212) 885-5431 Facsimile: (917) 332-3065	Adam M. Klein, Adv. Goldfarb, Levy, Eran, Meiri, Tzafrir & Co. 2 Weizmann Street Tel-Aviv 64239, Israel Telephone: 972-3-608-9947 Facsimile: 972-3-608-9855

Approximate date of commencement of proposed sale to the public:  Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☐	Smaller reporting company: ☒
(Do not check if a smaller reporting company)

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, as amended (Registration No. 333-148175), which was declared effective on January 11, 2009 (the "Registration Statement"), is being filed to deregister any securities registered pursuant to the Registration Statement and not otherwise sold thereunder.

In accordance with the registrant’s undertaking in Part II, Item 28 of the Registration Statement, the registrant is deregistering by means of this post-effective amendment any securities remaining unsold under the Registration Statement.

Based on information provided by the selling stockholders to date, at least 100,000 shares of common stock were sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel on the 11th day of January, 2010.

Oramed Pharmaceuticals Inc.

By:
/s/ Nadav Kidron
	Name:	Nadav Kidron

	Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Nadav Kidron	President, Chief Executive Officer and	January 11, 2010
Nadav Kidron	Director (principal executive officer)

/s/ Yifat Zommer	Chief Financial Officer, Treasurer and	January 11, 2010
Yifat Zommer	Secretary (principal financial and
accounting officer)

/s/ Miriam Kidron	Chief Medical and Technology Officer	January 11, 2010
Miriam Kidron	and Director

/s/ Leonard Sank	Director	January 11, 2010
Leonard Sank

Director and Member of the Scientific
Harold Jacob	Advisory Board